FBR Capital Markets
2008 Fall Investor Conference
2 December 2008 ■ New York City, NY

Forward-Looking Statements
This presentation contains statements that relate to the projected performance of
Zions Bancorporation and elements of or affecting such performance, including statements with respect to the beliefs, plans, objectives, goals, guidelines, expectations, anticipations and estimates of management. These statements constitute forward-looking information within the meaning of the Private Securities
Litigation Reform Act. Actual facts, determinations, results or achievements may differ materially from the statements provided in this presentation since such statements involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions; economic, market and business conditions, either nationally or locally in areas in which Zions Bancorporation conducts its operations, being less favorable than expected; changes in the interest rate environment reducing expected interest margins; changes in debt, equity and securities markets; adverse legislation or regulatory changes and other factors described in Zions Bancorporation’s Annual Report on Form 10-K for the year ended December 31, 2007. In addition, the statements contained in this presentation are based on facts and circumstances as understood by management of the company on the date of this presentation, which may change in the future.
Zions Bancorporation disclaims any obligation to update any statements or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events, developments, determinations or understandings.

Today’s Agenda
Overview
Key Performance Trends –Credit Quality –Net Interest Margin –TARP Capital Implications
Outlook Summary

Total Assets of $54 Billion
S&P 500 Index
NASDAQ Financial 100 Index
500 Offices in 10 Western States
The Intermountain West’s
Largest Banking Company

Strategic Overview
• The best long-term growth footprint in
 the industry
• A unique operating model that provides
 sustainable competitive advantage
 – Local brands and management
 – Centralized services and risk management

Footprint Population Growth Estimates from SNL Financial (2008-2013)
The Best Long-Term Growth
Footprint in the Industry

 “The best model [in the new
 environment] will be independent
 business units pursuing company
 -wide strategies, with centralized
 control systems.”
 -  William M. Isaac, Chairman, Secura Group
  and Former Chairman, FDIC (ABA Banking
  Journal, September, 2008)
A Unique Operating Model

Performance in this Cycle
• Avoided Major Industry Issues
 – No subprime loans
 – Almost no MBS exposure
 – No high-LTV HELOCS
 – No FNMA/FHLMC Preferred Shares
• But…
 – Residential RE and consumer lot loans in the SW
 – Missed correlation between CDO risk and
 community bank real estate exposure
 – Not immune to broader impact of softening economy

2008
Premier Bank in the West for Small
and Medium-Size Businesses
National Awards
 - Overall Satisfaction
 - Treasury Management
  - Overall Satisfaction
  - Customer Service
Regional Awards
 - Overall Satisfaction (West)
 - Treasury Management (West)
US Banker Magazine
Awards
 - Women in Banking: 5 of top 50
 - #2 Women Banking Team Award

Today’s Agenda
Overview
Key Performance Trends –Credit Quality –Net Interest Margin –TARP Capital Implications
Outlook Summary

Note: Peer group defined as bank holding companies with assets >= $10 billion.
Peer data source: SNL
NPAs as a % of Total Assets

Peer data source: SNL
Non-performing Assets
3rd Quarter, 2008

Note: Peer group defined as bank holding companies with assets >= $10 billion.
Peer data source: SNL
NCOs as % of Average Total Loans
(Annualized)

Peers
1.4
Note: Peer group defined as bank holding companies with assets >= $10 billion.
Peer data source: SNL
Zions 1.6
Reserves / Net Charge Offs
(Annualized)

Source: SNL As Reported NIM for selected banks ($5-$20 Billion Market Cap or
Large Presence in the West)
3rd Quarter Reserves / Net
Charge Offs
(Annualized)

Credit Performance
Summary
• Relatively
 – Larger secured commercial portfolio
 – Smaller, high performing consumer
 portfolio
• Results in
 – Higher NPAs, but
 – Lower net charge-offs

Loan Portfolio Diversification
Loans by Geography & Purpose
9/30/2008

Total Outstanding: $2.5 billion (9/30/08)
Residential Mortgage Loans
(Excluding HECL)

Total Outstanding: $1.9 billion (9/30/08)
Average HECL FICO: 756
HECL Only

Total Outstanding: $0.2 billion (9/30/08)
Bankcard

Commercial & Industrial
9/30/2008

Total Outstanding: $22 billion (9/30/08)
Commercial & Industrial Loans

Commercial Real Estate
9/30/2008

Commercial Real Estate Loans

(millions)	Arizona	Nevada	California (total)	CA Inland Empire	CA Central Valley
Outstandings	$413	$160	$273	$40	$32
Criticized and Classified	$236	$90	$105	$19	$29
% Criticized and Classified	57%	56%	38%	47%	90%
Residential Land and
Development Loans
9/30/2008

Credit Quality
Outlook
• Weakness in residential construction activity
 and land values in the Southwest expected to
 persist through 2009
• Some evidence of spread of credit problems
 to other geographies and loan categories as
 economy weakens
• Further increase in NPAs, provisions and net
 losses likely for next several quarters

Net Interest Margin
• Net Interest Margin naturally high, but
 potentially volatile if not hedged
 – Earning assets dominated by variable rate
 commercial loans
 – Interest rate swaps and floors to reduce asset
 sensitivity without using expensive capital
• Results: One of the highest and most stable
 net interest margin’s in the industry

Zions NIM vs. 30-Day LIBOR
A Stable Net Interest Margin
in a Volatile Environment
Source: SNL As Reported NIM (Top 50 Banks by Assets)
LIBOR is Quarter Average

YTD 9/30/2008
*(Net Interest Income - Net Charge-offs)/Average Earning Assets
Risk-adjusted Net Interest Margin*

Historical
*(Net Interest Income - Net Charge-offs)/Average Earning Assets
Risk-adjusted Net Interest Margin*

Implications of TARP Capital
• Removes a major constraint to loan growth
• Frees up existing capital for possible FDIC-assisted
 troubled-bank resolutions
• Likely to mitigate but accelerate resolution of bank trust preferred CDO portfolio
 – Updated stress test estimates of $190-$400 million pretax total
 OTTI
 – Capital impact of $100-$210 million
 – Would require 35-45 bank failures per week for a year [NOT A
 PREDICTION!]

	2Q08	3Q08	3Q08 Pro Forma*
Tangible Equity	5.97%	6.60%	9.30%
Tier 1 Risk Based	7.45%	8.07%	10.90%
Total Risk Based	11.58%	12.30%	15.13%
*Includes of $1.4 billion of TARP capital
Capital Ratios

Today’s Agenda
Overview
Key Performance Trends –Credit Quality –Net Interest Margin –TARP Capital Implications
Outlook Summary

Outlook Summary
• Loan Growth
 – Additional capital removes major constraint
 – Quarterly loan growth of $500MM-$750MM
• Deposit Growth
 – Continues to be price sensitive
• NIM
 – Loan spreads improving, but funding costs remain under pressure
 – Some continued downward pressure
• Credit Quality
 – Weakness in residential construction activity and land values in southwest expected to persist through 2009
 – Some evidence of spread of credit problems to other geographies and loan categories as economy weakens
 – Further increase in NPAs, Provisions, and Net Losses likely for next several quarters
• Securities Portfolio Impairment
 – TARP capital program likely to mitigate but accelerate ultimate losses

The premier banking company in the West for
small and middle-market businesses
Conclusion
• Next several quarters expected to be challenging with
 credit costs and security losses significant and lumpy
• Long-term outlook remains strong when economy
 begins to recover
 – Best long-term growth markets
 – Sustainable competitive advantage in operating model
 – Superior risk-adjusted NIM through the business cycle

FBR
2008 Fall Investor Conference
2 December 2008
New York City